Exhibit 99.1

Contact:
Stephen Colbert, Director of Investor Relations
(617) 796-8251
www.ta-petro.com

FOR IMMEDIATE RELEASE

TravelCenters of America Inc. Announces First Quarter 2023 Financial Results
_____________________________________________________________________________________
Westlake, OH (April 26, 2023): TravelCenters of America Inc. (Nasdaq: TA) today announced financial results for the quarter ended March 31, 2023.

First Quarter 2023 Highlights:
•Net loss of $6.3 million as compared to net income of $16.3 million, and adjusted net loss of $3.4 million as compared to $15.2 million in the prior year period.
•Adjusted EBITDA of $32.0 million decreased $23.4 million or 42.2%, as compared to the prior year period.
•Adjusted EBITDAR was $96.7 million.
•Cash and cash equivalents of $385.9 million and availability under TA's revolving credit facility of $158.2 million for total liquidity of $544.1 million as of March 31, 2023.
•The following table presents detailed results for TA’s fuel sales for the 2023 and 2022 first quarters.

(in thousands, except per gallon amounts)	Three Months Ended March 31,
	2023	2022	Change
Fuel sales volume (gallons):
Diesel fuel	489,050	500,502	(2.3)%
Gasoline	55,210	54,759	0.8%
Total fuel sales volume	544,260	555,261	(2.0)%

Fuel gross margin	$95,255	$112,919	(15.6)%
Fuel gross margin per gallon	$0.175	$0.203	(13.8)%
•The following table presents detailed results for TA’s nonfuel revenues for the 2023 and 2022 first quarters.

(in thousands, except percentages)	Three Months Ended March 31,
	2023	2022		Change
Nonfuel revenues:
Store and retail services	$179,437	$179,540		(0.1)%
Truck service	207,441	188,384		10.1%
Restaurant	82,880	74,338		11.5%
Diesel exhaust fluid	45,916	44,820		2.4%
Total nonfuel revenues	$515,674	$487,082		5.9%

Nonfuel gross margin	$324,078	$295,297		9.7%
Nonfuel gross margin percentage	62.8%	60.6%	220	pts

Merger Agreement:
On February 16, 2023, TA announced that it has entered into a merger agreement with BP Products North America Inc., or bp, a subsidiary of BP p.l.c. (NYSE: BP), pursuant to which bp will acquire all of the outstanding shares of TA common stock for $86.00 per share in cash. The transaction is expected to close by May 15, 2023, subject to shareholder approval.

First Quarter 2023 Conference Call:
As a result of the merger agreement announcement, TA will not hold a conference call for its results for the first quarter 2023.

Reconciliations to GAAP:
Adjusted net (loss) income, EBITDA, adjusted EBITDA, and adjusted EBITDAR are non-GAAP financial measures. The U.S. generally accepted accounting principles, or GAAP, financial measures that are most directly comparable to the non-GAAP measures disclosed herein are included in the supplemental tables below.
About TravelCenters of America Inc.
TravelCenters of America Inc. (Nasdaq: TA) is the nation's largest publicly traded full-service travel center network. Founded in 1972 and headquartered in Westlake, Ohio, its more than 18,000 team members serve guests in over 286 locations in 44 states, principally under the TA®, Petro Stopping Centers® and TA Express® brands. Offerings include diesel and gasoline fuel, truck maintenance and repair, full-service and quick-service restaurants, travel stores, car and truck parking and other services dedicated to providing great experiences for its guests. TA is committed to sustainability, with its specialized business division, eTA, focused on sustainable energy options for professional drivers and motorists. TA operates over 600 full-service and quick-service restaurants and nine proprietary brands, including Iron Skillet® and Country Pride®. For more information, visit www.ta-petro.com.

TRAVELCENTERS OF AMERICA INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022
Revenues:
Fuel	$1,720,057	$1,806,114
Nonfuel	515,674	487,082
Rent and royalties from franchisees	3,287	3,877
Total revenues	2,239,018	2,297,073

Costs and expenses:
Fuel product cost	1,624,802	1,693,195
Nonfuel product cost	191,596	191,785
Site level operating expense	278,917	252,044
Selling, general and administrative expense	51,559	41,309
Real estate rent expense	64,701	64,646
Depreciation and amortization expense	27,099	24,231
Other operating expense (income), net	698	(2,182)

(Loss) income from operations	(354)	32,045

Interest expense, net	9,611	11,530
Other income, net	(906)	(638)
(Loss) income before income taxes	(9,059)	21,153
Benefit (provision) for income taxes	2,761	(4,849)
Net (loss) income attributable to common stockholders	$(6,298)	$16,304

Net (loss) income per share of common stock attributable to common stockholders:
Basic and diluted	$(0.42)	$1.10

Weighted average vested shares of common stock	14,547	14,372
Weighted average unvested shares of common stock	554	466
These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND OTHER DATA
(dollars in thousands, except for amounts listed in the footnotes to the tables below or unless indicated otherwise)
TA believes the non-GAAP financial measures presented in the tables below are meaningful supplemental disclosures. Management uses these measures in developing internal budgets and forecasts and analyzing TA’s performance and believes that they may help investors gain a better understanding of changes in TA’s operating results and its ability to pay rent or service debt when due, make capital expenditures and expand its business. These non-GAAP financial measures also may help investors to make comparisons between TA and other companies and to make comparisons of TA’s financial and operating results between periods.
The non-GAAP financial measures TA presents should not be considered as alternatives to net (loss) income attributable to common stockholders, net (loss) income, (loss) income from operations, or net (loss) income per share of common stock attributable to common stockholders as an indicator of TA’s operating performance or as a measure of TA’s liquidity. Also, the non-GAAP financial measures TA presents may not be comparable to similarly titled amounts calculated by other companies.
TA believes that adjusted net (loss) income, EBITDA and adjusted EBITDA are meaningful disclosures that may help investors to better understand TA’s financial performance by providing financial information that represents the operating results of TA’s operations without the effects of items that do not result directly from TA’s normal recurring operations and may allow investors to better compare TA’s performance between periods and to the performance of other companies. TA calculates EBITDA as net income before interest, income taxes and depreciation and amortization expense, as shown below. TA calculates adjusted EBITDA by excluding items that it considers not to be normal, recurring, cash operating expenses or gains or losses.
In addition, TA believes that, because it leases a majority of its travel centers, presenting adjusted EBITDAR may help investors compare the value of TA against companies that own and finance ownership of their properties with debt financing, since this measure eliminates the effects of variability in leasing methods and capital structures. This measure may also help investors evaluate TA’s valuation if it owned its leased properties and financed that ownership with debt, in which case the interest expense TA incurred for that debt financing would be added back when calculating EBITDA. Adjusted EBITDAR is presented solely as a valuation measure and should not be viewed as a measure of overall operating performance or considered in isolation or as an alternative to net income because it excludes the real estate rent expense associated with TA’s leases and it is presented for the limited purposes referenced herein. TA calculates EBITDAR as net income before interest, income taxes, real estate rent expense and depreciation and amortization expense and adjusted EBITDAR by excluding items that it considers not to be normal, recurring, cash operating expenses or gains or losses.
TA believes that net (loss) income is the most directly comparable GAAP financial measure to adjusted net (loss) income, EBITDA, adjusted EBITDA and adjusted EBITDAR.
The following tables present the reconciliations of the non-GAAP financial measures to the respective most directly comparable GAAP financial measures for the three months ended March 31, 2023 and 2022.

Calculation of adjusted net (loss) income:	Three Months Ended March 31,
	2023	2022
Net (loss) income	$(6,298)	$16,304
Add: Merger-related costs(1)	5,493	—
Less: Net gain on insurance recoveries(2)	—	(1,830)
(Less) Add: Amounts related to the exit of TA’s Canadian travel center(3)	(1,110)	300
(Less) Add: Tax impact of adjusting items(4)	(1,511)	386
Adjusted net (loss) income	$(3,426)	$15,160

TRAVELCENTERS OF AMERICA INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND OTHER DATA
(dollars in thousands, except for amounts listed in the footnotes to the tables below or unless indicated otherwise)

Calculation of EBITDA and adjusted EBITDA:	Three Months Ended March 31,
	2023	2022
Net (loss) income	$(6,298)	$16,304
(Less) Add: (Benefit) provision for income taxes	(2,761)	4,849
Add: Depreciation and amortization expense	27,099	24,231
Add: Interest expense, net	9,611	11,530
EBITDA	27,651	56,914
Add: Merger-related costs(1)	5,493	—
Less: Net gain on insurance recoveries(2)	—	(1,830)
(Less) Add: Amounts related to the exit of TA’s Canadian travel center(3)	(1,110)	300
Adjusted EBITDA	$32,034	$55,384

Calculation of adjusted EBITDAR:	Three Months Ended March 31,
2023
Adjusted EBITDA	$32,034
Add: Real estate rent expense	64,701
Adjusted EBITDAR	$96,735

Total fuel gross margin and nonfuel revenues:	Three Months Ended March 31,
	2023	2022
Fuel gross margin	$95,255	$112,919
Nonfuel revenues	515,674	487,082
Total fuel gross margin and nonfuel revenues	$610,929	$600,001

TRAVELCENTERS OF AMERICA INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND OTHER DATA
(dollars in thousands, except for amounts listed in the footnotes to the tables below or unless indicated otherwise)
(1) Merger-related Costs. On February 16, 2023, TA announced that it has entered into a merger agreement with bp. In connection with that transaction, TA incurred merger-related costs of $5.5 million for the three months ended March 31, 2023, primarily related to financial advisory fees, legal fees and employee retention incentives, of which $2.0 million were included in other operating expense (income), net and $2.7 million were included in selling, general and administrative expense, respectively, in TA’s consolidated statement of operations and comprehensive (loss) income.
(2) Net Gain on Insurance Recoveries. TA pursued recoveries under its property and business interruption insurance policies. TA recognized a net gain of $1.8 million related to these recoveries to other operating (expense) income, net in TA’s consolidated statements of operations and comprehensive (loss) income for the three months ended March 31, 2022.
(3) Amounts Related to the Exit of our Canadian Travel Center. On April 26, 2022, TA ceased operations at its only Canadian travel center, which is located in Woodstock, Canada. During the three months ended March 31, 2023, TA recognized a gain related to the release of a counterparty’s earnest money deposit of $1.1 million in connection with the terminated sale agreement for its Canadian travel center, which was included in other operating expense (income), net in TA’s consolidated statements of operations and comprehensive (loss) income. During the three months ended March 31, 2022, TA recognized expense of $0.3 million for employee termination benefits associated with the closure of its Canadian travel center, which was included in site level operating expense in TA’s consolidated statements of operations and comprehensive (loss) income.
(4) Tax Impact of Adjusting Items. TA calculated the income tax impact of the adjustments described above by using the expected tax accounting treatment and estimated statutory income rate for the jurisdiction of each adjusting item.

TRAVELCENTERS OF AMERICA INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	March 31, 2023	December 31, 2022
Assets:
Current assets:
Cash and cash equivalents	$385,903	$416,012
Accounts receivable, net	194,470	206,622
Inventory	252,455	272,074
Other current assets	49,579	47,192
Total current assets	882,407	941,900

Property and equipment, net	1,004,560	999,404
Operating lease assets	1,557,689	1,576,538
Goodwill	37,110	37,110
Intangible assets, net	14,202	14,485
Other noncurrent assets	81,218	83,470
Total assets	$3,577,186	$3,652,907

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$245,013	$253,571
Current operating lease liabilities	111,781	113,940
Other current liabilities	184,303	216,138
Total current liabilities	541,097	583,649

Long term debt, net	524,051	524,206
Noncurrent operating lease liabilities	1,528,025	1,551,027
Other noncurrent liabilities	115,522	120,819
Total liabilities	2,708,695	2,779,701

Stockholders’ equity (15,100 and 15,105 shares of common stock outstanding as of March 31, 2023 and December 31, 2022, respectively)	868,491	873,206
Total liabilities and stockholders’ equity	$3,577,186	$3,652,907
These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, to be filed with the U.S. Securities and Exchange Commission.

Warning Concerning Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever TA uses words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “will,” “may” and negatives or derivatives of these or similar expressions, TA is making forward-looking statements. These forward-looking statements are based upon TA’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by TA’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond TA’s control. Among others, the forward-looking statements which appear in this press release that may not occur include:
•Statements about the ability of TA and bp to consummate the proposed merger transaction on a timely basis or at all; and the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure stockholder approval on the terms expected, at all or in a timely manner.
The information contained in TA's periodic reports, including TA’s Annual Report on Form 10-K for the year ended December 31, 2022, which has been filed with the U.S. Securities and Exchange Commission, or SEC, and TA’s Quarterly Report on Form 10-Q for the period ended March 31, 2023, which has been or will be filed with the SEC, under the captions “Warning Concerning Forward-Looking Statements” and “Risk Factors” and elsewhere in those reports, or incorporated therein, identifies other important factors that could cause differences from TA’s forward-looking statements. TA’s filings with the SEC are available on the SEC's website at www.sec.gov.
You should not place undue reliance upon forward-looking statements. Except as required by law, TA does not intend to update or change any forward-looking statement as a result of new information, future events or otherwise.
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